Independent Auditors' Report

To the Board of Trustees and Shareholders,
Lord Abbett Investment Trust:

We have audited the accompanying statements of net assets of Lord Abbett Investment Trust - Core Fixed Income Series and Strategic Core Fixed Income Series as of November 30, 1999, the related statements of operations and of changes in net assets and the financial highlights for the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at November 30, 1999 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Lord Abbett Investment Trust - Core Fixed Income Series and Strategic Core Fixed Income Series at November 30, 1999, the results of their operations, the changes in their net assets and their financial highlights for the periods presented, in conformity with generally accepted accounting principles.






Independent Auditors' Report

To the Board of Trustees and Shareholders,
Lord Abbett Investment Trust:

We have audited the accompanying statements of net assets of Lord Abbett Investment Trust - U.S. Government Securities Series, Limited Duration U.S. Government Securities Series, Balanced Series, and High Yield Fund as of November 30, 1999, the related statements of operations for the year then ended and of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at November 30, 1999 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Lord Abbett Investment Trust - U.S. Government Securities Series, Limited Duration U.S. Government Securities Series, Balanced Series, and High Yield Fund at November 30, 1999, the results of their operations, the changes in their net assets and their financial highlights for each of the periods presented in conformity with generally accepted accounting principles.